EXHIBIT 23.1
                                                                    ------------

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our report dated January 26, 2001 included in the Company's filing on Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in or made a part of this registration statement.





Boston, Massachusetts
November 19, 2001